                                                                EXHIBIT 1.1



                    DISTRIBUTION AND CONTRIBUTION AGREEMENT

         THIS DISTRIBUTION AND CONTRIBUTION AGREEMENT (this "Agreement") is made and entered into as of October 1, 1997, by and among Chart House Investors, L.L.C., a Delaware limited liability company ("CHI"), Alphabet Partners, an Illinois general partnership ("Alphabet"), ZFT Partnership, an Illinois general partnership ("ZFT"), HHS Partnership, a Florida general partnership ("HHS"), SZ Investments, L.L.C., a Delaware limited liability company ("SZI"), Samstock, L.L.C., a Delaware limited liability company ("Samstock"), and Samstock/ZFT, a Delaware limited liability company ("Samstock/ZFT").

                                R E C I T A L S

         WHEREAS, reference is hereby made to that certain Stock Purchase and Sale Agreement, dated as of March 10, 1997, among Chart House Enterprises, Inc., a Delaware corporation (the "Company"), CHI and, solely for purposes of
Section 4.13 of the Purchase Agreement, Alpha Partnership, an Illinois general partnership, pursuant to which CHI purchased an aggregate of 3,400,000 newly issued shares of common stock of the Company, par value $.01 per share (such 3,400,000 shares of common stock thereby acquired by CHI, the "CHI Shares");

         WHEREAS, immediately prior to the consummation of the transactions contemplated by this Agreement, Alphabet, ZFT and HHS held respectively 48.112%, 48.112% and 3.776% of the economic interests in CHI;

         WHEREAS, CHI desires to distribute to Alphabet, and Alphabet desires to receive from CHI, 930,000 CHI Shares held by CHI; Alphabet desires to contribute to SZI, and SZI desires to receive from Alphabet, all of said 930,000 CHI Shares; and SZI desires to contribute to Samstock, and Samstock desires to receive from SZI, all of said 930,000 CHI Shares;

         WHEREAS, CHI desires to distribute to ZFT, and ZFT desires to receive from CHI, 1,635,808 CHI Shares held by CHI, in full redemption of ZFT's entire economic and other interests in CHI; ZFT desires to contribute to SZI, and SZI desires to receive from ZFT, 930,000 of said 1,635,808 CHI Shares; SZI desires to contribute to Samstock, and Samstock desires to receive from SZI, all of said 930,000 CHI Shares; and ZFT desires to contribute to Samstock/ZFT, and Samstock/ZFT desires to receive from ZFT, the remaining 705,808 CHI Shares distributed by CHI to ZFT and not contributed by ZFT to SZI;

         WHEREAS, CHI desires to distribute to HHS, and HHS desires to receive from CHI, 128,384 CHI Shares held by CHI, in full redemption of HHS's entire economic and other interests in CHI; and HHS desires to distribute all of said 128,384 CHI Shares to its partners and to direct CHI to instruct the Company's stock transfer agent to issue new stock certificates representing said 128,384 CHI Shares directly to HHS's partners; and

         WHEREAS, CHI, Samstock, Samstock/ZFT and HHS's partners contemporaneously herewith have entered into (i) an Amended and Restated Standstill Agreement dated as of the date hereof (as such agreement may be amended, modified, supplemented, restated or superseded, from time to time, the "Amended and Restated Standstill Agreement"), and (ii) a Stockholders' Agreement dated as of the date hereof (as such agreement may be amended, modified, supplemented, restated or superseded, from time to time, the "Stockholders' Agreement");

         NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1.      Distributions and Contributions of CHI Shares.   The parties
do hereby distribute, contribute and/or accept CHI Shares as follows and in the following order:

         (a) CHI distributes to Alphabet, and Alphabet accepts from CHI, 930,000 CHI Shares held by CHI;

         (b) CHI distributes to ZFT, and ZFT accepts from CHI, 1,635,808 CHI Shares held by CHI, in full redemption of ZFT's entire economic and other interests in CHI;

         (c) CHI distributes to HHS, and HHS accepts from CHI, 128,384 CHI Shares held by CHI, in full redemption of HHS's entire economic and other interests in CHI;

         (d) Alphabet contributes to SZI, and SZI accepts from Alphabet, 930,000 CHI Shares;

         (e) SZI contributes to Samstock, and Samstock accepts from SZI, 930,000 CHI Shares;

         (f)     ZFT contributes to SZI, and SZI accepts from ZFT, 930,000 CHI
Shares;

         (g) SZI contributes to Samstock, and Samstock accepts from SZI, 930,000 CHI Shares;

          (h) ZFT contributes to Samstock/ZFT, and Samstock/ZFT accepts from ZFT, 705,808 CHI Shares; and

          (i) HHS distributes to its partners (A) F. Philip Handy, as trustee of the Blaine Trust, (B) Robert Saltsman, and (C) Thomas Gaffney and Donna Gaffney, as tenants by the entirety, respectively, 103,539, 4,137 and 20,708 CHI Shares;

such that immediately after the consummation of all of the transactions contemplated by this Section 1, all of the CHI Shares distributed and/or contributed as described herein shall be held as follows:

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





        Holder                                             Number of CHI Shares
        ------                                             ---------------------
Samstock, L.L.C.                                                 1,860,000
Samstock/ZFT, L.L.C.                                               705,808
F. Philip Handy, as Trustee
  of the Blaine Trust                                              103,539
Robert Saltsman                                                      4,137
Thomas Gaffney and Donna Gaffney,
  as tenants by the entirety                                        20,708
----------------------------                                    ==========
Total                                                            2,694,192

        2. Stock Certificates. The parties agree that promptly upon the execution and delivery of this Agreement, CHI shall direct the Company's stock transfer agent to issue stock certificates directly to the holders identified in the chart in Section 1 above representing the number of CHI Shares set forth opposite such holders' names in such chart.

        3. Legend. The parties agree to the placing on certificates representing CHI Shares of a legend, in substantially the following form:

                "The securities evidenced by this certificate have not been registered under the Securities Act of 1933, as amended (the "ACT") or applicable state securities laws and may not be sold, transferred, assigned, offered, pledged or otherwise disposed of unless (i) there is an effective registration statement under such Act and such laws covering such securities or (ii) such sale, transfer, assignment, offer, pledge or other disposition is exempt form the registration and prospectus delivery requirements of the Securities Act and such laws. The securities evidenced by this certificate are subject to the restrictions contained in the Amended and Restated Standstill Agreement dated as of October 1, 1997, and the Stockholders' Agreement dated as of October 1, 1997, in each case, to which the Company is a party, as amended, supplemented or otherwise modified from time to time, and may not be transferred except in compliance therewith."

        5. Miscellaneous. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois, without giving effect to conflict of law principles. If any provision of this Agreement is held invalid, the remainder of this Agreement shall not be affected thereby. This Agreement, together with the Amended and Restated Standstill Agreement and the Stockholders' Agreement, sets forth the entire agreement of the parties, with respect to the subject matter hereof, and no waivers, modifications or amendments shall be effective unless the same are in writing signed by the party to be charged. This Agreement may be executed in counterparts, each of which when so executed shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

        IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.



                                         CHART HOUSE INVESTORS, L.L.C., by
                                         ALPHABET PARTNERS, its managing
                                         member, by a general partner

                                         By: /s/ Arthur A. Greenberg
                                             -----------------------------------------------
                                             Name/Title: Arthur A. Greenberg, Trustee

                                         ALPHABET PARTNERS, by a general partner

                                         By: /s/ Arthur A. Greenberg
                                             -----------------------------------------------
                                             Name/Title: Arthur A. Greenberg, Trustee

                                         ZFT PARTNERSHIP, by a general partner

                                         By: /s/ Sheli Z. Rosenberg
                                             -----------------------------------------------
                                             Name/Title: Sheli Z. Rosenberg, Trustee

                                         HHS PARTNERSHIP

                                         By: /s/ F. Philip Handy
                                             -----------------------------------------------
                                              Name/Title: F. Philip Handy, a general partner

                                         SZ INVESTMENTS, L.L.C., BY ZELL GENERAL
                                         PARTNERSHIP, INC., its managing member

                                         By: /s/ Sheli Z. Rosenberg
                                             -----------------------------------------------
                                              Name/Title: Sheli Z. Rosenberg, Vice President

                                         SAMSTOCK, L.L.C., by SZ INVESTMENTS,
                                         L.L.C., its sole member, by ZELL
                                         GENERAL PARTNERSHIP, INC., its sole member

                                         By: /s/ Sheli Z. Rosenberg
                                             -----------------------------------------------
                                              Name/Title: Sheli Z. Rosenberg, Vice President





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

                                         SAMSTOCK/ZFT, L.L.C., by ZFT PARTNERSHIP, its sole member, by a general partner

                                         By: /s/ Sheli Z. Rosenberg
                                             -----------------------------------------------
                                              Name/Title: Sheli Z. Rosenberg, Trustee
                                                         -----------------------------------










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